Exhibit 99.1

Investor Contact	Media Contact
Olga Guyette, Sr. Director-Investor Relations & Treasury	Josh Gitelson, Director-Communications
(781) 356-9763	(781) 356-9776
olga.guyette@haemonetics.com	josh.gitelson@haemonetics.com

Haemonetics Reports Second Quarter and First Half Fiscal 2023 Results; Updates Fiscal 2023 Guidance

Boston, MA, November 7, 2022 - Haemonetics Corporation (NYSE: HAE) reported financial results for its second quarter and first half of fiscal 2023, which ended October 1, 2022:

		2nd Quarter 2023	YTD 2023
■	Revenue, increase	$297 million, 24%	$559 million, 19%
■	Organic[1] revenue increase	27%	22%
■	Earnings per diluted share	$0.64	$1.03
■	Adjusted earnings per diluted share	$0.83	$1.41
■	Cash flow from operating activities	$87 million	$129 million
■	Free cash flow before restructuring & restructuring related costs	$62 million	$66 million
	[1] Excludes the impact of currency fluctuation and strategic exits of product lines.

Chris Simon, Haemonetics’ CEO, stated: "Strong second-quarter results are evidence that our Long-Range Plan is working. Our technology is helping our plasma customers collect record amounts of plasma to serve patients and replenish depleted inventories. Hospital is accelerating growth and we are making organic and inorganic investments to help clinicians advance the standard of care. Our resilient supply chain is meeting customers’ needs and our balance sheet is strong with ample liquidity to support our capital allocation priorities."

GAAP RESULTS

Second quarter fiscal 2023 revenue was $297.5 million, up 24.0% compared with the second quarter of fiscal 2022. Business unit revenue and growth rates compared with the prior year period were as follows:

($ millions)	2nd Quarter 2023 Reported
Plasma	$127.9	56.1%
Blood Center	$73.7	(4.0%)
Hospital	$90.8	19.1%
Net business unit revenue	$292.4	24.4%
Service	5.1	3.0%
Total net revenue	$297.5	24.0%

Gross margin was 53.1% in the second quarter of fiscal 2023 compared with 51.1% in the second quarter of fiscal 2022. Operating expenses were $111.1 million in the second quarter of fiscal 2023 compared with $98.0 million in the second quarter of fiscal 2022. The Company had operating income of $46.7 million and a 15.7% operating margin in the second quarter of fiscal 2023, compared with operating income of $24.5 million and an operating margin of 10.2% in the second quarter of fiscal 2022. The income tax rates were 19% and 25% in the second quarters of fiscal 2023 and fiscal 2022, respectively. Second quarter fiscal 2023 net income and earnings per diluted share were $33.2 million and $0.64, respectively, compared with net income and earnings per diluted share of $14.9 million and $0.29, respectively, in the second quarter of fiscal 2022.

ADJUSTED RESULTS

Organic revenue for the second quarter of fiscal 2023 was up 27.4% compared with the same period of fiscal 2022. Business unit organic revenue growth rates compared with the prior year period were as follows:

2nd Quarter 2023 Organic
Plasma	58.3%
Blood Center	0.5%
Hospital	21.9%
Net business unit revenue	27.8%
Service	9.3%
Total net revenue	27.4%

Second quarter fiscal 2023 adjusted gross margin was 53.7%, up 110 basis points compared with the prior year period. The primary drivers of the increase were volume and mix, price and productivity savings from the Operational Excellence Program, partially offset by inflationary pressures in our global manufacturing and supply chain and increased depreciation expense.

Adjusted operating expenses in the second quarter of fiscal 2023 were $99.0 million, up $16.7 million, or 20.2%, compared with the prior year period. The increase in adjusted operating expenses was primarily driven by an increase in freight volumes and costs, continuous growth investments, higher performance-based compensation and a return to normal spending levels partially offset by productivity savings from the Operational Excellence Program. Adjusted operating income for the second quarter of fiscal 2023 was $60.6 million, up $16.8 million or 38.4%, and adjusted operating margin was 20.4%, up 210 basis points when compared with the same period of fiscal 2022. The adjusted income tax rate was 22% in each of the second quarters of fiscal 2023 and 2022.

Second quarter fiscal 2023 adjusted net income was $42.7 million, up $12.1 million, or 39.3%, and adjusted earnings per diluted share was $0.83, up 38.3%, when compared with the same period of fiscal 2022.

RESTRUCTURING AND RESTRUCTURING RELATED COSTS, DEAL AMORTIZATION AND CERTAIN OTHER COSTS

The Company incurred restructuring and restructuring related costs of $3.2 million in the second quarter of fiscal 2023 compared with $4.5 million in the second quarter of fiscal 2022 and deal amortization expenses of $8.2 million in the second quarter of fiscal 2023 compared with $11.4 million in the second quarter of fiscal 2022.

In addition, during the second quarter of fiscal 2023, the Company incurred $2.5 million of costs related to compliance with the European Union Medical Device Regulation and In Vitro Diagnostic Regulation, as compared with $2.3 million of such costs in the second quarter of fiscal 2022.

BALANCE SHEET AND CASH FLOW

Cash on hand at October 1, 2022 was $241.2 million, a decrease of $18.3 million since April 2, 2022. During the second fiscal quarter, the Company repurchased $75.0 million of its common stock pursuant to an accelerated share repurchase agreement entered into during the second fiscal quarter and borrowed $50.0 million on its revolving credit facility. Additionally, the Company paid $32.3 million of earnout payments related to acquisitions.

Cash flow from operating activities was $87.0 million and free cash flow before restructuring and restructuring related costs was $61.8 million during the second quarter of fiscal 2023, compared with $42.7 million and $29.3 million, respectively, in the same period of fiscal 2022.

SHARE REPURCHASE PROGRAM

As part of its previously announced $300 million share repurchase program, the Company repurchased 997,406 shares of its common shares for $75.0 million via an accelerated share repurchase agreement with Citibank, N.A. The initial delivery of 786,164 shares occurred at the end of the second quarter with a final delivery of 211,242 shares completed on November 4, 2022.

FISCAL 2023 GUIDANCE

The Company updated its previous fiscal 2023 GAAP total revenue growth guidance from 8 - 11% to 12 - 15% and its fiscal 2023 organic revenue growth guidance as follows:

	Previous Organic[1] Guidance	Current Organic[1] Guidance
Total revenue	10 - 14%	15 - 18%
Plasma revenue	15 - 20%	30 - 35%
Blood Center revenue	(2 - 5%)	(2 - 5%)
Hospital revenue	19 - 22%	19 - 22%
[1]Excludes the impact of currency fluctuation and strategic exits of product lines. Reconciliations of reported to organic revenue are provided in the schedules accompanying this release and in the analytical tables referenced below.

Additionally, the Company reaffirmed its adjusted operating margin guidance and updated its adjusted earnings per diluted share guidance and free cash flow before restructuring and restructuring related costs guidance as follows:

	Previous Guidance	Current Guidance
Adjusted operating margin	18 - 19%	18 - 19%
Adjusted earnings per diluted share	$2.60 - $2.90	$2.70 - $3.00
Free cash flow, before restructuring & restructuring related costs	$100M - $130M	$150M - $180M

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

The Company will host a conference call with investors and analysts to discuss second quarter fiscal 2023 results on Monday, November 7, 2022 at 8:00 a.m. ET. The call can be accessed via teleconference at https://register.vevent.com/registerBI40288651d4b2472199bac5fd76e59174. Once registration is completed, participants will receive a dial-in number along with a personalized PIN to access the call. While not required, it is recommended that participants join 10 minutes prior to the event start.

Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/mmc/p/jmqoyvd8

The Company is posting this press release to its investor relations website, in addition to supplemental analytical tables that will be referenced on the webcast. These supplemental analytical tables can be accessed at the following direct link: https://haemonetics.gcs-web.com/static-files/f02bd23c-d80b-491e-ab3a-f299118c93f3

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the development and commercialization of, and regulatory approvals related to, the Company’s products and plans or objectives related to the Operational Excellence Program; (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items, including with respect to the share repurchase program; (iii) the impact of the COVID-19 pandemic and associated inflationary pressures on the Company’s operations, availability and demand for its products, and future financial performance, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the impact of the COVID-19 pandemic, including its scope and duration (including the extent of future surges, variants and the efficacy of vaccinations), government actions and restrictive measures implemented in response and associated economic disruptions, including inflationary pressures and higher freight costs in our global supply chain; availability and demand for the Company’s products; the Company’s ability to implement as planned and realize estimated cost savings from the Operational Excellence Program; the Company’s ability to execute business continuity plans; risks arising from planned or completed acquisitions or divestitures by the Company, including any failure to realize the anticipated strategic benefits and opportunities of the transaction; the impact of share repurchases on the Company’s stock price and volatility as well as the effect of short-term price fluctuations on the share repurchase program’s effectiveness; technological advances in the medical field and standards for transfusion medicine and the Company’s ability to successfully offer products that incorporate such advances and standards; product quality; market acceptance; regulatory uncertainties, including in the receipt or timing of regulatory approvals; the effect of economic and political conditions; the impact of competitive products and pricing; blood product reimbursement policies and practices; and the effect of industry consolidation as seen in the plasma market. These and other factors are identified and described in more detail in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES

This press release contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in the Company’s underlying businesses. We strongly encourage investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

When used in this release, organic revenue growth excludes the impact of currency fluctuation and strategic exits of product lines. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted net income and adjusted earnings per diluted share exclude restructuring and restructuring related costs, deal amortization expenses, asset impairments, accelerated device depreciation and related costs, costs related to compliance with the European Union Medical Device Regulation and In Vitro Diagnostic Regulation, integration and transaction costs, gains and losses on dispositions, certain tax settlements and unusual or infrequent and material litigation-related charges. Adjusted net income and adjusted earnings per diluted share also exclude the tax impact of these items. Free cash flow before restructuring and restructuring related costs is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.

A reconciliation of non-GAAP historical financial measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com. The Company does not provide a quantitative reconciliation of its forward-looking organic revenue growth guidance by business unit to the comparable GAAP measure because forecasting the impact of foreign currency fluctuations by business unit is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. Additionally, the Company does not attempt to provide reconciliations of forward-looking adjusted operating margin guidance, adjusted earnings per diluted share guidance or free cash flow before restructuring and restructuring related costs guidance to the comparable GAAP measures because the combined impact and timing of recognition of certain potential charges or gains, such as restructuring costs and impairment charges, is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income for the Second Quarter of FY23 and FY22
(Data in thousands, except per share data)

	10/1/2022	10/2/2021	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$297,485	$239,897	24.0%
Gross profit	157,878	122,541	28.8%

R&D	10,896	10,853	0.4%
S,G&A	92,411	75,778	21.9%
Amortization of intangible assets	8,221	11,400	(27.9)%
Gain on divestiture	(382)	—	n/m
Operating expenses	111,146	98,031	13.4%

Operating income	46,732	24,510	90.7%

Interest and other expense, net	(5,673)	(4,588)	23.6%
Income before taxes	41,059	19,922	106.1%

Tax expense	7,862	5,066	55.2%

Net income	$33,197	$14,856	123.5%

Net income per common share assuming dilution	$0.64	$0.29	120.7%

Weighted average number of shares:
Basic	50,953	51,039
Diluted	51,558	51,458

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	53.1%	51.1%	2.0%
R&D	3.7%	4.5%	(0.8)%
S,G&A	31.1%	31.6%	(0.5)%
Operating income	15.7%	10.2%	5.5%
Income before taxes	13.8%	8.3%	5.5%
Net income	11.2%	6.2%	5.0%

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income for the Year-to-Date FY23 and FY22
(Data in thousands, except per share data)

	10/1/2022	10/2/2021	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$558,943	$468,425	19.3%
Gross profit	300,141	230,626	30.1%

R&D	21,798	23,554	(7.5)%
S,G&A	184,638	166,996	10.6%
Amortization of intangible assets	16,588	23,779	(30.2)%
Gains on divestiture	(382)	(9,603)	(96.0)%
Operating expenses	222,642	204,726	8.8%

Operating income	77,499	25,900	199.2%

Interest and other expense, net	(10,946)	(8,986)	21.8%
Income before taxes	66,553	16,914	293.5%

Tax expense	13,479	6,512	107.0%

Net income	$53,074	$10,402	410.2%

Net income per common share assuming dilution	$1.03	$0.20	415.0%

Weighted average number of shares:
Basic	51,089	50,989
Diluted	51,620	51,358

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	53.7%	49.2%	4.5%
R&D	3.9%	5.0%	(1.1)%
S,G&A	33.0%	35.7%	(2.7)%
Operating income	13.9%	5.5%	8.4%
Income before taxes	11.9%	3.6%	8.3%
Net income	9.5%	2.2%	7.3%

Revenue Analysis for the Second Quarter of FY23 and FY22
(Data in thousands)

	Three Months Ended
	10/1/2022	10/2/2021	Reported growth	Currency impact	Other Strategic Exits(1)	Organic growth
	(unaudited)
Revenues by business unit
Plasma	$127,893	$81,940	56.1%	(1.1)%	(1.1)%	58.3%
Blood Center	73,683	76,742	(4.0)%	(4.5)%	—%	0.5%
Hospital(2)	90,856	76,307	19.1%	(2.8)%	—%	21.9%
Net business unit revenues	$292,432	$234,989	24.4%	(3.0)%	(0.4)%	27.8%
Service	5,053	4,908	3.0%	(6.3)%	—%	9.3%
Total net revenues	$297,485	$239,897	24.0%	(3.0)%	(0.4)%	27.4%
(1) Reflects adjustments to both fiscal 2023 and 2022 Plasma revenue due to certain strategic exits within the liquid solutions business.

(2) Hospital revenue includes Hemostasis Management revenue of $34.3 million and $31.5 million for the three months ended October 1, 2022 and October 2, 2021, respectively. Hemostasis Management revenue increased 8.9% in the second quarter of fiscal 2023 as compared with the same period of fiscal 2022. Hemostasis Management revenue increased 11.2%, on an organic basis, in the second quarter of fiscal 2023 as compared with the same period of fiscal 2022. Hospital revenue also includes Vascular Closure revenue of $29.6 million and $20.8 million for the three months ended October 1, 2022 and October 2, 2021, respectively. Vascular Closure revenue increased on a reported and organic basis 42.1% in the second quarter of fiscal 2023 as compared with the same period of fiscal 2022.

Revenue Analysis for the Year-to-Date FY23 and FY22
(Data in thousands)

	Six Months Ended
	10/1/2022	10/2/2021	Reported growth	Currency impact	Other Strategic Exits(1)	Organic growth
	(unaudited)
Revenues by business unit
Plasma	$230,274	$153,784	49.7%	(1.1)%	(0.8)%	51.6%
Blood Center	139,377	149,687	(6.9)%	(3.7)%	—%	(3.2)%
Hospital(2)	179,349	154,801	15.9%	(2.5)%	—%	18.4%
Net business unit revenues	$549,000	$458,272	19.8%	(2.6)%	(0.2)%	22.6%
Service	9,943	10,153	(2.1)%	(5.3)%	—%	3.2%
Total net revenues	$558,943	$468,425	19.3%	(2.6)%	(0.2)%	22.1%
(1) Reflects adjustments to both fiscal 2023 and 2022 Plasma revenue due to certain strategic exits within the liquid solutions business.

(2) Hospital revenue includes Hemostasis Management revenue of $67.8 million and $63.7 million for the six months ended October 1, 2022 and October 2, 2021, respectively. Hemostasis Management revenue increased 6.5% in the first six months of fiscal 2023 as compared with the same period of fiscal 2022. Hemostasis Management revenue increased 8.5%, on an organic basis, in the first six months of fiscal 2023 as compared with the same period of fiscal 2022. Hospital revenue also includes Vascular Closure revenue of $59.1 million and $42.6 million for the six months ended October 1, 2022 and October 2, 2021, respectively. Vascular Closure revenue increased on a reported and organic basis 38.9% in the first six months of fiscal 2023 as compared with the same period of fiscal 2022.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	10/1/2022	4/2/2022
	(unaudited)
Assets
Cash and cash equivalents	$241,200	$259,496
Accounts receivable, net	171,532	159,376
Inventories, net	254,680	293,027
Other current assets	48,377	44,132
Total current assets	715,789	756,031
Property, plant & equipment, net	307,844	258,482
Intangible assets, net	292,595	310,261
Goodwill	464,987	467,287
Other assets	83,897	67,673
Total assets	$1,865,112	$1,859,734

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$58,194	$214,148
Other current liabilities	203,981	228,118
Total current liabilities	262,175	442,266
Long-term debt	759,552	559,441
Other long-term liabilities	114,376	108,603
Stockholders' equity	729,009	749,424
Total liabilities & stockholders' equity	$1,865,112	$1,859,734

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Six Months Ended
	10/1/2022	10/2/2021
	(unaudited)
Cash Flows from Operating Activities:
Net income	$53,074	$10,402
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,883	48,567
Contingent consideration expense	(504)	9,345
Share-based compensation expense	11,034	12,807
Impairment of assets	94	5,144
Amortization of deferred finance costs	313	1,813
(Benefit) provision for losses on inventory	(1,529)	114
Gains on divestiture	(382)	(9,603)
Change in other non-cash operating activities	(1,186)	7,054
Change in accounts receivable, net	(17,043)	(14,574)
Change in inventories, net	35,990	(5,475)
Change in other working capital	3,288	(23,814)
Net cash provided by operating activities	129,032	41,780
Cash Flows from Investing Activities:
Capital expenditures	(81,424)	(34,731)
Acquisition	(2,850)	(2,500)
Proceeds from divestiture	850	—
Proceeds from sale of property, plant and equipment	7,537	860
Other investments	(13,395)	—
Net cash used in investing activities	(89,282)	(36,371)
Cash Flows from Financing Activities:
Borrowings, net of repayments	43,875	(8,750)
Debt issuance costs	(1,118)	—
Share repurchases	(75,000)	—
Contingent consideration payments	(21,593)	—
Proceeds from employee stock programs	4,778	3,779
Other	(23)	22
Net cash used in financing activities	(49,081)	(4,949)
Effect of exchange rates on cash and cash equivalents	(8,965)	(345)
Net Change in Cash and Cash Equivalents	(18,296)	115
Cash and Cash Equivalents at Beginning of the Period	259,496	192,305
Cash and Cash Equivalents at End of Period	$241,200	$192,420

Free Cash Flow Reconciliation:
Cash provided by operating activities	$129,032	$41,780
Capital expenditures, net of proceeds from sale of property, plant and equipment	(73,887)	(33,871)
Free cash flow after restructuring and restructuring related costs	55,145	7,909
Restructuring and restructuring related costs	14,015	29,399
Tax benefit on restructuring and restructuring related costs	(2,906)	(6,139)
Free cash flow before restructuring and restructuring related costs	$66,254	$31,169

Reconciliation of Adjusted Measures for the Second Quarter of FY23 and FY22
(Data in thousands except per share data)
	Three Months Ended
	10/1/2022	10/2/2021
	(unaudited)
GAAP gross profit	$157,878	$122,541
Restructuring and restructuring related costs	1,660	3,430
Impairment of assets and PCS2 related charges	61	185
MDR and IVDR costs(1)	42	—
Adjusted gross profit	$159,641	$126,156

GAAP operating expenses	$111,146	$98,031
Deal amortization	(8,221)	(11,400)
Integration and transaction costs	(46)	(625)
MDR and IVDR costs(1)	(2,464)	(2,347)
Restructuring and restructuring related costs	(1,534)	(1,083)
Litigation-related charges	(198)	(145)
Impairment of assets and PCS2 related charges	(22)	(65)
Gain on divestiture	382	—
Adjusted operating expenses	$99,043	$82,366

GAAP operating income	$46,732	$24,510
Deal amortization	8,221	11,400
Integration and transaction costs	46	625
Restructuring and restructuring related costs	3,194	4,513
Impairment of assets and PCS2 related charges	83	250
MDR and IVDR costs(1)	2,506	2,347
Litigation-related charges	198	145
Gain on divestiture	(382)	—
Adjusted operating income	$60,598	$43,790

GAAP net income	$33,197	$14,856
Deal amortization	8,221	11,400
Integration and transaction costs	46	625
Restructuring and restructuring related costs	3,194	4,513
Impairment of assets and PCS2 related charges	83	250
MDR and IVDR costs(1)	2,506	2,347
Litigation-related charges	198	145
Gain on divestiture	(382)	—
Tax impact associated with adjustments	(4,314)	(3,437)
Adjusted net income	$42,749	$30,699

GAAP net income per common share	$0.64	$0.29
Adjusted items after tax per common share assuming dilution	0.19	0.31
Adjusted net income per common share assuming dilution	$0.83	$0.60
(1)Refers to European Union Medical Device Regulation (“MDR”) and In Vitro Diagnostic Regulation (“IVDR”) related costs.

Reconciliation of Adjusted Measures for Year-to-Date FY23 and FY22
(Data in thousands except per share data)
	Six Months Ended
	10/1/2022	10/2/2021
	(unaudited)
GAAP gross profit	$300,141	$230,626
Restructuring and restructuring related costs	4,137	11,512
Integration and transaction costs	—	5,295
Impairment of assets and PCS2 related charges	(348)	3,715
MDR and IVDR costs(1)	90	—
Adjusted gross profit	$304,020	$251,148

GAAP operating expenses	$222,642	$204,726
Deal amortization	(16,588)	(23,779)
Integration and transaction costs	712	(12,063)
MDR and IVDR costs(1)	(5,602)	(4,718)
Restructuring and restructuring related costs	(2,535)	(3,056)
Litigation-related charges	(394)	(1,083)
Impairment of assets and PCS2 related charges	(81)	(178)
Gains on divestiture	382	9,603
Adjusted operating expenses	$198,536	$169,452

GAAP operating income	$77,499	$25,900
Deal amortization	16,588	23,779
Integration and transaction costs	(712)	17,358
Restructuring and restructuring related costs	6,672	14,568
Impairment of assets and PCS2 related charges	(267)	3,893
MDR and IVDR costs(1)	5,692	4,718
Litigation-related charges	394	1,083
Gains on divestiture	(382)	(9,603)
Adjusted operating income	$105,484	$81,696

GAAP net income	$53,074	$10,402
Deal amortization	16,588	23,779
Integration and transaction costs	(712)	17,358
Restructuring and restructuring related costs	6,672	14,568
Impairment of assets and PCS2 related charges	(267)	3,893
MDR and IVDR costs(1)	5,692	4,718
Litigation-related charges	394	1,083
Gains on divestiture	(382)	(9,603)
Tax impact associated with adjustments	(8,150)	(10,066)
Adjusted net income	$72,909	$56,132

GAAP net income per common share	$1.03	$0.20
Adjusted items after tax per common share assuming dilution	0.38	0.89
Adjusted net income per common share assuming dilution	$1.41	$1.09
(1)Refers to European Union Medical Device Regulation (“MDR”) and In Vitro Diagnostic Regulation (“IVDR”) related costs.

Projected Fiscal 2023 GAAP and Organic Revenue Growth Rates
FY 2023
GAAP Revenue Growth	12 - 15%
Currency impact	3%
Organic Revenue Growth(1)	15 - 18%
(1) Reflects adjustments to Plasma revenue due to certain strategic exits within the liquid solution business that are projected to be less than 1%.